Exhibit 99.1

Kiwibox Launches New Photo Application with Nintendo Photo Adventure Contest

Branchburg, NJ - November 27, 2007- Magnitude Information Systems, Inc. ("Magnitude") (OTC Bulletin Board: MAGY.OB - News) announced today that its Online Teen Social Network, Kiwibox.com, will offer its 1.8 million members a free web based application for unlimited photo upload and album creation beginning November 27, 2007. Kiwibox.com is hosting a Mario Party® DS“Super Sized Adventures” contest to launch this new service in conjunction with the Nov. 19 release of Mario Party DS for the Nintendo DS™.

Starting November 27th, Kiwibox.com online members will be invited to enter the Nintendo contest through the uploading of a photo depicting their “biggest adventure” using the Kiwibox Photo Application. After 30 days all entries will be judged by a panel comprised of Kiwibox Media, Inc. and Nintendo of America representatives, based on originality, creativity and relevance to the contest theme. The Grand Prize Winner will receive one (1) “Mario Party” bus party for him/her and up to eight friends, with nine (9) Nintendo DS units and nine (9) copies of Mario Party DS and admission to an exciting night at a concert. Two Runner-Up Winners will each receive two (2) Nintendo DS video game systems and two (2) copies of Mario Party DS.

The release of the new Kiwibox Photo Application will allow Kiwibox.com to capitalize on the recent explosive growth of digital photo sharing amongst teens on social networking sites. Unlike other social networks, which often limit the number of photos a user can upload, Kiwibox will offer its users unlimited uploading of photos to an unlimited number of albums.

“We are extremely pleased to launch a contest with Nintendo to promote the launch of Mario Party DS, utilizing the new Kiwibox Photo Application,” stated Lin Dai, CEO of Kiwibox, “This is a significant milestone in the development of the Kiwibox Web 2.0 relaunch.”

For more information, including rules, about the Nintendo and Kiwibox “Super Sized Adventures” contest, please visit www.Kiwibox.com/NintendoAdventures/.

About Kiwibox Media, Inc, a wholly owned subsidiary of Magnitude Information Systems Inc.

Initially launched in 1999, Kiwibox.com is a highly diverse online social networking site designed specifically for Teens with over 1.8 Million members. Kiwibox.com successfully built its brand utilizing a unique "For Teens By Teens" design methodology, and since inception Kiwibox.com has been an industry leader in adopting user generated site content, delivering highly relevant Teen information (Entertainment, Fashion, etc.) and services such as Online Games and Messaging.

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This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.

Contact: Magnitude Information Systems Inc.
Edward L. Marney, President and Chief Executive Officer
(772) 286-9292